Exhibit 99.1

Internap and Bank of America Amend Credit Agreement To Support Continued Growth

-- $35 million credit facility simplifies debt structure and provides greater flexibility and liquidity to invest in the company’s future --

ATLANTA, GA. – (October 6, 2008) – Internap Network Services Corporation (NASDAQ: INAP), a global provider of end-to-end Internet business solutions, announced today that it has amended its credit agreement with Bank of America in order to simplify its capital structure, add additional flexibility and improve its liquidity position.  As financial markets tighten around the globe, this amended credit facility, from one of the world’s leading financial institutions, demonstrates confidence in Internap’s business plan and management.

The amendment to Internap’s credit agreement with Bank of America simplifies the company’s debt structure by consolidating a two-tiered configuration into a single revolving loan. Under the amended credit facility, Internap will convert its existing $20,000,000 term loan balance and outstanding letters of credit with Bank of America into a $35,000,000 revolving loan facility. The agreement enhances Internap’s repayment flexibility by extending principal settlement terms from quarterly payments, scheduled to begin in the third quarter of 2008, to a single principal repayment due in 2011 and preserves $10,000,000 of borrowing capacity for the Company.

“I am pleased that Bank of America has the confidence in our business plan to provide Internap with this additional financial flexibility and capacity,” said George Kilguss, Chief Financial Officer of Internap.  “We continue to be well-positioned in growing markets and are focused on providing network and hosting services to run business critical websites with 100% reliability.”

The amended facility also allows the company to make capital expenditures of up to $55,000,000 for the fiscal year ending December 31, 2008. The additional borrowing capacity under the amended revolving credit commitment is available to fund capital expenditures, lease financing obligations, letters of credit, or can be used for other corporate purposes.

About Internap

Internap is a leading Internet solutions company that provides The Ultimate Online Experience™ by managing, delivering and distributing applications and content with unsurpassed performance and reliability. With a global platform of data centers, managed Internet services, a content delivery network (CDN) and content monetization services, Internap frees its customers to innovate their business and create new revenue opportunities. More than 3,700 companies across the globe trust Internap to help them achieve their Internet business goals. For more information, visit www.internap.com.

Internap “Safe Harbor” Statement

Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding the performance of our products, business strategy, projected levels of growth and projected costs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Other important factors that may affect Internap’s business, products, results of operations and financial condition include, but are not limited to: our ability to sustain profitability; our ability to respond successfully to technological change; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, network access points or computer systems; and our ability to protect our intellectual property.

Our Annual Report on Form 10-K/A, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks, as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. We undertake no obligation to revise or update any forward-looking statement for any reason.

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Internap press contacts:	Internap investor contact:
Katie Eakins / Wanda Soler	Andrew McBath
(619) 677-2700	(404) 865-7198
internap@lewispr.com	amcbath@internap.com